EXHIBIT 10.1
Execution Version

NINTH AMENDMENT TO AMENDED AND
RESTATED CREDIT AGREEMENT

THIS NINTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Ninth Amendment”), dated as of May 13, 2025, is entered into by and among FIRSTCASH, INC. (f/k/a FIRST CASH FINANCIAL SERVICES, INC.), a Delaware corporation (the “Borrower”), FIRSTCASH HOLDINGS, INC., a Delaware corporation (“Holdings”), the lenders identified on the signature pages hereto as the Lenders (the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as administrative agent on behalf of the Lenders under the Credit Agreement (as hereinafter defined) (in such capacity, the “Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, inter alios, the Borrower, Holdings, the Lenders and the Agent are parties to that certain Amended and Restated Credit Agreement, dated as of July 25, 2016 (as amended, modified, extended, restated, replaced, or supplemented from time to time prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Ninth Amendment, the “Credit Agreement”);

WHEREAS, the Borrower has requested that Lenders constituting the Required Lenders agree to amend certain provisions of the Existing Credit Agreement; and

WHEREAS, the Lenders party hereto (which Lenders constitute the Required Lenders) are willing to agree to such amendments to the Existing Credit Agreement, in accordance with, and subject to, the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT

1.1    Section 1.1 of the Credit Agreement is hereby amended and restated to add the following definitions in the appropriate alphabetical order:
“Ninth Amendment” means that certain Ninth Amendment to Credit Agreement, dated as of May 13, 2025, by and among the Borrower, Holdings, the Lenders party thereto, and the Agent.”
“Ninth Amendment Effective Date” has the meaning specified in the Ninth Amendment.”
1.2    Section 6.14(f) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(f) Investments made by Loan Parties from and after the Closing Date in Subsidiaries that are not Loan Parties in an aggregate amount not to exceed the greater of $350,000,000 and twenty-five percent (25%) of Consolidated Net Worth as reflected on the Loan Parties’ most recently submitted Compliance Certificate; provided, after giving pro forma effect to such Investment, (i) no Default or Unmatured Default has occurred and is continuing or would result therefrom and (ii) the Loan Parties and their Subsidiaries are in compliance with the financial covenants in

Section 6.19.”
1.3    Section 6.19(b) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(b) Leverage Ratio. The Borrower will not permit the Leverage Ratio, determined as of the end of each of its fiscal quarters, (i) for each of the fiscal quarters ending June 30, 2025, September 30, 2025, and December 31, 2025, to be greater than 3.75 to 1.00, (ii) for each of the fiscal quarters ending March 31, 2026, June 30, 2026, September 30, 2026, and December 31, 2026, to be greater than 3.50 to 1.00 and (iii) thereafter, to be greater than 3.25 to 1.00.”
1.4    Section 6.21(f) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(f) repurchases of Equity Interests of the Loan Parties and cash dividends by the Loan Parties; provided, that after giving effect to such repurchase on a pro forma basis, (i) no Default or Unmatured Default has occurred and is continuing or would result therefrom and (ii) the Loan Parties and their Subsidiaries are in compliance with the financial covenants in Section 6.19; provided, further, that (A) if the Leverage Ratio, determined as of the end of any fiscal quarter, is greater than or equal to 3.25 to 1.00, but is less than 3.50 to 1.00, then Restricted Payments payable pursuant to this clause (f) for the following fiscal quarter shall be limited to 50% of the Consolidated Net Income for the prior fiscal quarter (for the avoidance of doubt, determined on a stand-alone basis and not for the four fiscal quarter period then ended), (B) if the Leverage Ratio, determined as of the end of any fiscal quarter, is greater than or equal to 3.00 to 1.00, but is less than 3.25 to 1.00, then Restricted Payments payable pursuant to this clause (f) for the following fiscal quarter shall be limited to 75% of the Consolidated Net Income for the prior fiscal quarter (for the avoidance of doubt, determined on a stand-alone basis and not for the four fiscal quarter period then ended) and (C) if the Leverage Ratio, determined as of the end of any fiscal quarter, is less than 3.00 to 1.00, then Restricted Payments payable pursuant to this clause (f) for the following fiscal quarter shall be unlimited; provided, finally, that, notwithstanding the foregoing or anything else herein to the contrary, if the Leverage Ratio, determined as of the end of any fiscal quarter occurring during the fiscal years ending December 31, 2025 and December 31, 2026, is greater than or equal to 3.50 to 1.00, then repurchases of Equity Interests of the Loan Parties pursuant to this clause (f) shall not be permitted in any event for the then-remaining portion of the period from and including the Ninth Amendment Effective Date through and including December 31, 2026.”

ARTICLE II
CONDITIONS TO EFFECTIVENESS

2.1    Closing Conditions. This Ninth Amendment shall become effective as of the day and year set forth above (the “Ninth Amendment Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Agent):

(a)    Executed Amendment. The Agent shall have received a copy of this Ninth Amendment duly executed by the Borrower, Holdings, the Lenders party hereto (which Lenders constitute the Required Lenders), and the Agent.

(b)    Default. After giving effect to this Ninth Amendment, no Default or Unmatured Default shall exist.
(c)    Fees and Expenses. The Agent shall have received from the Borrower the fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby and King & Spalding LLP shall have received from the Borrower payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Ninth Amendment.
(d)    Certain Documents. The Borrower and Holdings shall have furnished to the Agent, each in form and substance acceptable to the Agent in its sole discretion:
(i)    Either (x) a certificate of an officer of each of Borrower and Holdings certifying that the articles or certificate of incorporation of such Person have not been amended, restated or otherwise modified since the Eighth Amendment Effective Date or (y) copies of the articles or certificate of incorporation of each of Borrower and Holdings, together with all amendments, each certified by the appropriate governmental officer in such Person’s jurisdiction of incorporation to the extent such documents have been amended since the Eighth Amendment Effective Date;
(ii)    For each of Borrower and Holdings, its Board of Directors’ resolutions and/or resolutions or actions of any other body authorizing the execution of this Ninth Amendment and any other Loan Documents to which such Person is a party and either (x) a certificate of an officer of each of Borrower and Holdings certifying that its by-laws or other governing documents have not been amended, restated or otherwise modified since the Eighth Amendment Effective Date or (y) copies of its by-laws or other governing documents to the extent such documents have been amended since the Eighth Amendment Effective Date; and
(iii)    Certificates of good standing, existence or its equivalent with respect to each of Borrower and Holdings certified as of a recent date by the appropriate Governmental Authorities of the state of incorporation or organization and each other state in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect.
(e)    Non-Loan Party Subsidiary Investment. The Borrower shall have consummated an Investment in a non-Loan Party Subsidiary, which Investment has been previously identified to the Agent and Lenders prior to the date of this Ninth Amendment, in an aggregate amount of at least $200,000,000, and the Borrower shall have confirmed such consummation in writing (including by email) to the Agent.
ARTICLE III
MISCELLANEOUS

3.1    Amended Terms. On and after the Ninth Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Ninth Amendment. Except as specifically amended hereby or otherwise agreed, the

Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.2    Representations and Warranties. Each of the Borrower and Holdings represents and warrants as follows:

(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Ninth Amendment.

(b)    This Ninth Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Ninth Amendment.

(d)    At the time of and immediately after giving effect to this Ninth Amendment, the representations and warranties contained in Article V of the Credit Agreement and each of the other representations and warranties contained in the other Loan Documents shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct, except for any representation or warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects, in each case described in clauses (i) and (ii) above, on and as of the date of this Ninth Amendment as if made on and as of such date except for any representation or warranty made as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date.

(e)    After giving effect to this Ninth Amendment, no event has occurred and is continuing which constitutes a Default or Unmatured Default.

(f)    The Obligations and Guaranteed Obligations are not reduced or modified by this Ninth Amendment and are not subject to any offsets, defenses or counterclaims.

3.3    Reaffirmation of Obligations. Borrower and Holdings, on their own behalf and on behalf of each Loan Party, hereby ratify the Credit Agreement and the other Loan Documents and acknowledge and reaffirm that each Loan Party (a) is bound by all terms of the Credit Agreement and the other Loan Documents applicable to it and (b)  is responsible for the observance and full performance of its respective Obligations and Guaranteed Obligations.

3.4    Loan Document. This Ninth Amendment shall constitute a Loan Document.

3.5    Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Agent in connection with the preparation, execution and delivery of this Ninth Amendment, including without limitation the reasonable and documented fees and expenses of the Agent’s legal counsel.

3.6    Further Assurances. Borrower and Holdings, on their own behalf and on behalf of each Loan Party, agree to promptly take such action, upon the reasonable request of the Agent, as is necessary to carry out the intent of this Ninth Amendment.

3.7    Entirety. This Ninth Amendment and the other Loan Documents embody the entire agreement and understanding among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.8    Counterparts; Telecopy. This Ninth Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Ninth Amendment by telecopy or other electronic means shall be effective as an original.

3.9    No Actions, Claims, Etc. As of the date hereof, each of Borrower and Holdings, on their own behalf and on behalf of each Loan Party hereby acknowledge and confirm that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Agent, the Lenders, or the Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

3.10    CHOICE OF LAW. THIS NINTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

3.11    Successors and Assigns. This Ninth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

3.12    Consent to Jurisdiction; Waiver of Jury Trial. The terms of Sections 15.2 and 15.3 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

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FIRSTCASH, INC.
NINTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
IN WITNESS WHEREOF the parties hereto have caused this Ninth Amendment to be duly executed on the date first above written.

BORROWER:	FIRSTCASH, INC., a Delaware corporation

By:__________________________
Name: Rick L. Wessel
Title: Chief Executive Officer

Address for Notices for Borrower:

1600 W. 7th Street
Fort Worth, TX 76102
Attention: Rick L. Wessel
Phone: (817) 460-3947
Fax: (817) 461-7019

HOLDINGS:	FIRSTCASH HOLDINGS, INC., a Delaware corporation

By:__________________________
Name: Rick L. Wessel
Title: Chief Executive Officer

FIRSTCASH, INC.
NINTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Agent

By:__________________________
Name:
Title:

FIRSTCASH, INC.
NINTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LENDERS:	[_____],
as a Lender

By:__________________________
Name:
Title:

FIRSTCASH, INC.
NINTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LENDERS:	[_____],
as a Lender

By:__________________________
Name:
Title:

FIRSTCASH, INC.
NINTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LENDER:	[_____],
as a Lender

By:__________________________
Name:
Title:

FIRSTCASH, INC.
NINTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LENDER:	[_____],
as a Lender

By:__________________________
Name:
Title:

FIRSTCASH, INC.
NINTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LENDER:	[_____],
as a Lender

By:__________________________
Name:
Title:

FIRSTCASH, INC.
NINTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LENDER	[_____],
as a Lender

By:__________________________
Name:
Title: